UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2006 (December 8, 2006)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

I.  (*)(**) On December 8, 2006, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for services rendered.

Name	Date	Share Amount(****)	Type of Consideration	Fair Market Value of Consideration
Dermot McAtamney 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	15,000,000	For services rendered to the Company or FPI	$127,500

Rupert C. Johnson 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	16,500,000	For services rendered to the Company or FPI	$140,250

Dennis R. Alexander 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	17,500,000	For services rendered to the Company or FPI	$148,750

Joanne Sylvanus 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	500,000	For services rendered to the Company or FPI	$ 4,250

Melvena Alexander 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	2,500,000	For services rendered to the Company or FPI	$ 21,250

Joseph M. Vasquez 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	1,500,000	For services rendered to the Company or FPI	$ 12,750

Thomas J. Richards 6564 Smoke Tree Lane Scottsdale, Arizona 85253	12/8/06	1,500,000	For services rendered to the Company or FPI	$ 12,750

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures, ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $467,500 of the financing proceeds in the immediately preceding table were used primarily in consideration of services rendered to the Company and/or Firecreek Petroleum, Inc. (“FPI”).

(1)  Dermot McAtamney is a member of the finance committee, and a shareholder of the Company.

(2)  Rupert C. Johnson is a Director of the Company and FPI, a member of various committees including the Executive, Operating, and Finance Committees of the Company, a Director of FPI, and a shareholder of the Company

(3)  Joanne M. Sylvanus provides accounting services to the Company and FPI, and is a shareholder of the Company.

(4)  Dennis Alexander is Chairman, Principal Executive Officer, CFO and a Director of the Company, and FPI, a Director of IYSG, and shareholder of the Company.

(5)  Melvena Alexander is Secretary and Comptroller of the Company and FPI, and a shareholder of the Company.

(6)  Joseph M. Vasquez provides other business and advisory services, a shareholder of the Company, and is not a director, or officer of the Company,

(7) Thomas J. Richards provides other business and advisory services, a shareholder of the Company, and is not a director, or officer of the Company,

(***) Each of such required persons agreed to comply with the Company’s Voting Agreement.

(****) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

ITEM 8.01 OTHER EVENTS

On December 8, 2006, the Registrant’s Board of Directors by its Majority consent approved a Letter of Intent (“LOI”) between the Registrant and Star Energy (“Star”) which became effective with the approval of both Boards of Directors on December 8, and December 11, 2006, respectively. Pursuant to the LOI, through a special purpose entity sell to Star seventy percent (70%) of the SPE for i) consideration described therein, and ii) including the assumption of project financing capital requirements. Following the acquisition, the SPE proposes to move forward on funding requirements designated for one or more projects as specified in the LOI.

The parties have until December 27, 2006, subject for certain approvals, to execute a memorandum of understanding and thereafter execute a definitive agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

December 13, 2006